Exhibit 99.1

Rivian and U.S. Department of Energy Finalize Loan Agreement to Support Future Georgia Manufacturing Site

Rivian’s next-generation facility to strengthen American innovation will hire more than 7,500 people to produce world-class vehicles

Irvine, Calif. JANUARY 16, 2025 — Rivian (NASDAQ: RIVN) today announced it has closed its loan agreement with the U.S. Department of Energy’s (DOE) Loan Programs Office (LPO) for up to $6.6 billion (including $6 billion of principal and approximately $600 million of capitalized interest) in financial support for the construction of its next manufacturing facility in Stanton Springs North, near the City of Social Circle, Georgia. These funds will help secure American leadership in electric vehicles while supporting the creation of 7,500 new manufacturing jobs and accelerating the volume expansion of the company’s new R2 SUV and R3 crossover.

Construction is expected to begin in 2026 with the production of customer vehicles expected to take place in 2028. Rivian and the Department of Energy have worked together closely for over two years in order for the loan to proceed to closing.

“This loan will help us accelerate the launch of our Georgia plant for R2 and R3, providing thousands of jobs in the state,” said Rivian Founder and CEO RJ Scaringe. “People are incredibly excited to get behind the wheel of our new models, and this additional capacity for our mass market products is key to U.S. leadership in the electric vehicle industry.”

Rivian has already begun hiring in the region for construction and management roles, with multiple open positions statewide. Recruitment is expected to ramp quickly as facility construction approaches.

The loan will be split across two phases of Rivian’s Georgia facility. Excluding capitalized interest, the first phase is expected to have a loan size up to $3.4B and the second phase up to $2.6B. A summary of key terms can be found here. Advances under the loan are subject to the accuracy of certain representations and warranties, compliance with covenants and other conditions precedents.

Rivian plans to design and build a state of the art manufacturing facility at the Stanton Springs site, less than one hour’s drive from downtown Atlanta, employing modern construction techniques and advanced environmental management while preserving natural spaces and investing actively in the surrounding communities.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the possible issuance and timing of advances under the loan, the terms of the loan and related financing documents, the use of proceeds, the satisfaction of covenants and conditions under the loan, the absence of events of default, construction of our manufacturing facility, the launch and expansion of the R2 and R3, and the expected impact of the loan. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed in Part II, Item 1A, “Risk Factors” in Rivian’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

About Rivian

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles and accessories. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. The company provides a full suite of services that address the entire lifecycle of the vehicle and stay true to its mission to keep the world adventurous forever. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Contacts:

Media:

Peebles Squire: media@rivian.com

+1 434 594 4652

Investors:

ir@rivian.com